     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 33-00000) and related Prospectus of
Northwest Airlines Corporation and Northwest Airlines, Inc. for the
registration of $576,435,000 of ___% Class D Pass Through Certificates, Series
2003-1 and to the incorporation by reference therein of our report dated
January 21, 2003, with respect to the consolidated financial statements and schedule of Northwest Airlines Corporation included in its Annual Report (Form
10-K) for the year ended December 31, 2002, filed with the Securities and
Exchange Commission.

                                                        /s/Ernst & Young LLP

Minneapolis, MN
May 14, 2003